Exhibit 99.1

Cannabis Global Previews Confirmed May 2021 Fiscal Results - Experiencing Substantial Growth

July 08, 2021 - Los Angeles, CA - Cannabis Global, Inc. (OTC: CBGL), the majority owner of Natural Plant Extract of California, a licensed cannabis manufacturer and distribution company, today previewed preliminary results for the fiscal quarter ended May 31, 2021. The Company expects to report revenue of $940,000, up from $20,000 as reported on the Company’s Form 10-Q for the same period one year ago.

Arman Tabatabaei, Company CEO, commented, “It was a very busy quarter for us and our strong revenue growth reflects the hard work accomplished by our team. Increased revenue for the fiscal quarter ended May 31st was driven by both increased manufacturing and distribution opportunities. We feel these businesses will continue to have strong momentum leading into the second half of this year, especially as we begin to launch our new branded products.”

During the May quarter, Cannabis Global signed several new customers that contributed to the strong revenue growth. These customers continued, and in some cases accelerated, order activities extending into the current fiscal quarter, which ends on August 31, 2021.

During the last week of June, the Company released its super premium Diamond Live Resin infused pre-rolls, which feature THC levels in excess of 45%. Final testing is being completed on several other cannabis flower products. During July, the Company plans to release its first flavors of cannabis infused, stevia-based edibles based on vegan recipes and 100% natural ingredients. During the May quarter, the Company reported no revenues from these new products, but expects revenue recognition to begin during the current quarter.

Mr. Tabatabaei continued, “Our location, strategically located just off of two major freeways in the middle of Los Angeles county, is proving to be optimal for cannabis distribution services. The strategic location, coupled with one of the lowest city taxes in the state of California, offers a substantial competitive advantage to the Company. We continue to analyze numerous other consumer product, manufacturing and distribution opportunities for the Company, which we feel will expand business for our “Type 7” extraction facility, and add to the growth and expansion of our joint venture agreement with Marijuana Company of America (OTC: MCOA).”

About Cannabis Global, Inc.

Cannabis Global, Inc. is a Los Angeles-based, fully audited and reporting Company with the U.S. Securities & Exchange Commission, trading under the stock symbol CBGL. We are an emerging force in the cannabis marketplace with a growing product and proprietary intellectual property portfolio. We are marketing and producing Comply Bag™, an innovative solution for cannabis storage, transport and tracking, and are the developer and marketer of the Hemp You Can Feel™ brand. Our subsidiary, Natural Plant Extract (NPE), is a Southern California licensed cannabis manufacturer and distributor which licenses our technologies to produce edibles for the cannabis marketplace. Cannabis Global has filed three non-provisional and multiple provisional patents for cannabis infusion and nanoparticle technologies and continues an active research & development program.

Forward-looking Statements

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", "plan", or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

For more information, please contact:

Arman Tabatabaei

IR@cannabisglobalinc.com

+1-(310)-986-4929

IR Contact:

Stuart Smith

https://www.smallcapvoice.com/

ssmith@smallcapvoice.com

SOURCE: Cannabis Global, Inc.